Exhibit 4.8

EXECUTION VERSION

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND APPLICABLE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SIYATA MOBILE INC.
(the “Issuer”)
SUBSCRIPTION AGREEMENT

-Units-

The units (the “Units”) will be sold on a non-brokered private placement basis at a price of $0.10 per Unit. Each Unit will consist of one (1) common share of the Issuer (each, a “Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”) with each whole Warrant entitling the holder thereof to purchase one additional common share (each, a “Warrant Share”) of the Issuer at a price of $0.18 per Warrant Share for a period of 24 months from their date of issue. The Units will be offered pursuant to exemptions from the registration and prospectus requirements of applicable securities legislation. The Subscriber must be purchasing as principal or deemed under applicable securities laws to be purchasing as principal.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION PRIOR TO DELIVERY TO THE ISSUER

1.	The subscriber (the “Subscriber”) must complete the information required on page 2 with respect to subscription amounts, subscriber details, and alternate registration and delivery particulars (if applicable), and must complete the personal information required on page 4. The Subscriber acknowledges and agrees that this information will be provided to the TSX Venture Exchange (the “Exchange”).

2.	The Subscriber must complete the applicable forms (the “Forms”) at the end of Schedule B:

(a)	All Subscribers who are Canadian residents must complete Form 1 – “Certificate for Exemption”.

(i)	All Subscribers who are individuals and subscribing pursuant to section (j), (k) or (l) of the definition of “accredited investor” in National Instrument 45-106 Prospectus Exemptions (“NI45-106”) must complete and execute Form 1, Schedule 1 – “Form 45-106F9: Form for Individual Accredited Investors”.

(ii)	All Subscribers who are resident in Ontario and subscribing pursuant to the Friends, Family and Business Associates exemption in NI45-106 must complete and execute Form 1, Schedule 2 – “Form 45-106F12: Risk Acknowledgment Form for Family, Friend and Business Associate Investors”.

(iii)	All Subscribers who are resident in Saskatchewan and subscribing pursuant to the Friends, Family and Business Associates exemption in NI45-106 must complete and execute Form 1, Schedule 3 – “Risk Acknowledgement – Saskatchewan Close Personal Friends and Business Associates”.

(b)	All Subscribers who are U.S. Purchasers (as defined in section 1.1 of Schedule “A” herein) must complete Form 2 – “Certificate of U.S. Accredited Investor Status”.

(c)	All Subscribers who are not individuals, AND will hold more than 5% of the Issuer’s common shares on completion of the offering of Units must complete Form 3 – “TSX Form 4C: Corporate Placee Registration Form” UNLESS the Subscriber has a current Corporate Placee Registration Form on file with the Exchange and has checked the appropriate box on page 5 confirming same.

3.	Return this subscription together with all applicable Forms to Samantha Prest of Cassels Brock & Blackwell LLP, counsel to the Issuer, at sprest@cassels.com or Suite 2200, 885 West Georgia Street, Vancouver British Columbia, V6C 3E8.

4.	Complete payment for the total subscription price for the subscribed for Units by wire to the Issuer per the following instructions:

For payment in Canadian Dollars:

BENEFICIARY BANK:	BANK OF MONTREAL 595 BURRARD STREET VANCOUVER, B.C., CANADA SWIFT CODE: BOFMCAM2

CANADIAN BANK NUMBER:	001

TRANSIT NUMBER:	0004 (or use 00040, if a 5 digit # required)

ACCOUNT NUMBER:	CAD 1541-946

BENEFICIARY NAME & ADDRESS:

SIYATA MOBILE INC.

1001 Lenoir Street Suite A-414

Montreal, Quebec Canada H4C-2Z6

For payment in US Dollars:

BENEFICIARY BANK:	BANK OF MONTREAL 595 BURRARD STREET VANCOUVER, B.C., CANADA SWIFT CODE: BOFMCAM2

CANADIAN BANK NUMBER:	001

TRANSIT NUMBER:	0004 (or use 00040, if a 5 digit # required)

ACCOUNT NUMBER:

USD 4697-216

BENEFICIARY NAME & ADDRESS:

SIYATA MOBILE INC.

1001 Lenoir Street Suite A-414

Montreal, Quebec Canada H4C-2Z6

US CORRESPONDENT (for payments in USD only)

Wells Fargo PNBPUS3NNYC

ABA/Fedwire 026005092

NY, NY

Subscription Agreement

TO:        SIYATA MOBILE INC.

1.	The Subscriber irrevocably subscribes for and agrees to purchase from the Issuer the following securities:

Number of Units at $0.10 each:

Total subscription price for the subscribed Units:	$

2.	The Subscriber and the Issuer agree that the offering of the Units shall be on the terms and conditions specified in Schedules “A” and “B” hereto. The Subscriber hereby makes the representations, warranties, acknowledgments and agreements set out in Schedules “A” and “B” hereto and in all applicable Forms, and acknowledges and agrees that the Issuer and its respective counsel will and can rely on such representations, warranties, acknowledgments and agreements should this subscription be accepted.

3.	Identity of and execution by Subscriber:

BOX A: SUBSCRIBER INFORMATION AND EXECUTION

(name of subscriber)

(address – include city, province and postal code)

X
(telephone number)	(email address)	(signature of subscriber/authorized signatory)

(if applicable, print name of signatory and office)

Execution hereof by the Subscriber shall constitute an offer and agreement to subscribe for the Units set out in Item 1 above pursuant to the provisions of Item 2 above, and acceptance by the Issuer shall effect a legal, valid and binding agreement between the Issuer and the Subscriber. This subscription may be executed and delivered by facsimile, and shall be deemed to bear the date of acceptance below.

4.	If the Units are to be registered other than as set out in Box A, the Subscriber directs the Issuer to register and deliver the Units as follows:

BOX B: ALTERNATE REGISTRATION INSTRUCTIONS

(name of registered holder)

(address of registered holder – include city, province and postal code)

(registered holder: contact name, contact telephone number and contact email address)

5.	If the Units are to be delivered other than as set out in Box A (or if completed, Box B):

BOX C: ALTERNATE DELIVERY INSTRUCTIONS

(name of recipient)

(address of recipient – include city, province and postal code)

(recipient: contact name, contact telephone number and contact email address)

[Signature page to follow]

Subscription Agreement

ACCEPTANCE

This subscription is accepted and agreed to by the Issuer	)	SIYATA MOBILE INC.
)
as of the ____ day of ______________________, 2020.	)
	)	Per:
	)		Authorized Signatory

Subscription Agreement

PERSONAL INFORMATION

1.	Present Ownership of Securities of the Issuer. The Subscriber either [check appropriate box]:

☐	owns, directly or indirectly, or exercises control or direction over, no common shares of the Issuer or securities convertible into common shares of the Issuer; or

☐	owns, directly or indirectly, or exercises control or direction over, ______________ common shares of the Issuer and securities convertible or exercisable to acquire an additional ______________ common shares of the Issuer.

2.	Insider Status. The Subscriber either [check appropriate box]:

☐	is an “Insider” of the Issuer as defined in the British Columbia Securities Act, determined as follows:

(a)	a director or officer of the Issuer;

(b)	a director or officer of a person that is itself an insider or subsidiary of the Issuer; or

(c)	a person that has direct or indirect:

(1)	beneficial ownership of or control or direction over; or

(2)	a combination of beneficial ownership of and control or direction over,

securities of the Issuer carrying more than 10% of the voting rights attached to all the Issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution.

☐	is not an Insider of the Issuer.

3.	“Pro Group” Status. The Subscriber either [check appropriate box]:

☐	is a member of the “Pro Group” as defined in the Rules of the Exchange, determined as follows:

(a)	subject to subparagraphs (b) and (c), “Pro Group” shall include, either individually or as a group:

(1)	the member (i.e. a member of the Exchange under the Exchange requirements);

(2)	employees of the member;

(3)	partners, officers and directors of the member;

(4)	affiliates of the member; and

(5)	associates of any parties referred to in subparagraphs (1) through (4);

(b)	the Exchange may, in its discretion, include a person or party in or exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines, respectively, that the person is not acting at arm’s length or is acting at arm’s length of the member; and

Subscription Agreement

(c)	the member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (a) to be excluded from the Pro Group where the member determines that:

(1)	the person is an affiliate or associate of the member acting at arm’s length of the member;

(2)	the associate or affiliate has a separate corporate and reporting structure;

(3)	there are sufficient controls on information flowing between the member and the associate or affiliate; and

(4)	the member maintains a list of such excluded persons; or

☐	is not a member of the Pro Group.

4.	Corporate Placees. If the Subscriber is not an individual and will hold more than 5% of the Issuer’s common shares on completion of the offering of Units, the Subscriber either [check appropriate box]:

☐	has a current Corporate Placee Registration Form on file with the Exchange; or

☐	has, with this subscription, duly completed, executed and returned a Corporate Placee Registration Form for filing with the Exchange (Form 3 to this subscription).

5.	Registrants. The Subscriber either [check appropriate box]:

☐	is a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to Applicable Securities Laws, or a person registered or otherwise required to be registered under Applicable Securities Laws; or

☐	is not a Registrant

Subscription Agreement

SCHEDULE A

1.	Interpretation

1.1	Unless the context otherwise requires, reference in this subscription to:

(a)	“Applicable Securities Laws” means the Securities Act or analogous legislation of the Reporting Jurisdictions and the Selling Jurisdictions and all rules, regulations, policies, orders, notices and other instruments incidental thereto;

(b)	“Closing” refers to the completion of the purchase and sale of the Units, and if the purchase and sale occurs in two or more tranches, the “Closing” for purposes of any particular Unit shall be the completion of the purchase and sale of that particular Unit;

(c)	“Closing Date” means the date on which the Closing shall occur;

(d)	“Exchange” means the TSX Venture Exchange;

(e)	“NI45-102” and “NI45-106” refer to National Instrument 45-102 and National Instrument 45-106, respectively, of the Canadian Securities Administrators;

(f)	“Public Record” refers to all public information which has been filed by the Issuer pursuant to the Applicable Securities Laws of the Reporting Jurisdictions and otherwise pursuant to the Applicable Securities Laws of any additional Selling Jurisdictions;

(g)	“Reporting Jurisdictions” refers to the provinces of British Columbia and Alberta;

(h)	“Securities” means, collectively, the Units, the Shares, the Warrants and the Warrant Shares;

(i)	“Selling Jurisdictions” refers to all jurisdictions where the Units are sold;

(j)	“Shares” means the previously unissued common shares of the Issuer comprising part of the Units;

(k)	“subscription” or “subscription agreement” means this subscription agreement and includes all schedules hereto and the Forms;

(l)	“U.S. Person” means a (a) U.S. Person as that term is defined in Rule 902(o) of Regulation S (“Regulation S”) promulgated under the U.S. Securities Act, (b) any person purchasing securities on behalf or the account or benefit of any “U.S. Person” or any person in the United States, (c) any person that receives or received an offer of the securities while in the United States, (d) any person that is in the United States at the time the purchaser’s buy order was made or this subscription was executed or delivered. “U.S. person” includes but is not limited to (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (iv) any estate or trust of which any executor or administrator or trustee is a U.S. person;

(m)	“U.S. Purchaser” means a (a) Subscriber that is a U.S. Person, (b) any Subscriber purchasing Securities on behalf or the account or benefit of any U.S. Person or any person in the United States, (c) any Subscriber that receives or received an offer of the Units while in the United States, (d) any Subscriber that is in the United States at the time the Subscriber’s buy order was made or this subscription agreement was executed or delivered;

(n)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(o)	“Warrants” has the meaning ascribed thereto on the face page of this subscription agreement; and

(p)	“Warrant Shares” has the meaning ascribed thereto on the face page of this subscription agreement.

1.2	In the subscription, the following terms have the meanings defined in Regulation S: “designated offshore securities market”, “directed selling efforts”, “foreign issuer” and “United States”.

1.3	Unless otherwise stated, all dollar figures herein expressed are in Canadian Dollars.

1.4	References imputing the singular shall include the plural and vice versa; references imputing individuals shall include corporations, partnerships, societies, associations, trusts and other artificial constructs and vice versa; and references imputing gender shall include the opposite gender.

2.	Description of Offering and Securities

2.1	The Issuer is offering (the “Offering”) up to 20,000,000 Units at a price of $0.10 per Unit for gross proceeds of up to $2,000,000. Each Unit will consist of one Share and one-half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one Warrant Share at a price of $0.18 per Warrant Share for a period of 24 months from the date the Warrants are issued. Any unexercised Warrants shall automatically expire at the end of the period of 24 months from the date the Warrants are issued.

2.2	The Issuer may increase the size of the Offering at its sole discretion, subject to the receipt of the necessary regulatory approvals. The Offering is not subject to any minimum aggregate offering and there can be no guarantees that the Issuer will raise sufficient funds to meet its present or future objectives.

2.3	The completion of transactions contemplated in this Subscription is subject to the following conditions:

(a)	the Exchange’s conditional acceptance of the Offering on such conditions as may be acceptable to the Issuer, acting reasonably, and the Exchange’s acceptance of this Subscription;

(b)	the receipt by the Issuer from the Subscriber, in form and content satisfactory to the Issuer in its sole discretion, of any other documents required by the Exchange and Applicable Securities Laws which the Issuer requests;

(c)	the truth, at the time of acceptance and as at Closing, of the Subscriber’s representations and warranties under this agreement; and

(d)	the performance by the Subscriber of its covenants under this agreement.

3.	Eligibility and Subscription Procedure

3.1	The Offering is being made pursuant to exemptions (the “Exemptions”) from the registration and prospectus requirements of Applicable Securities Laws. The Subscriber acknowledges and agrees that the Issuer and its respective counsel will and can rely on the representations, warranties, acknowledgments and agreements of the Subscriber contained in this subscription and otherwise provided by the Subscriber to the Issuer to determine the availability of Exemptions should this subscription be accepted.

3.2	The Offering is not, and under no circumstances is to be construed as, a public offering of the Securities. The Offering is not being made, and this subscription does not constitute, an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

3.3	Subscribers must duly complete and execute this subscription together with all applicable Forms hereto (please see the Instructions listed on the face page hereof) and return them to the Issuer with payment for the total subscription price for the subscribed Units by way of a certified cheque, money order or bank draft made payable to “Siyata Mobile Inc.”

3.4	Subscriptions are irrevocable.

3.5	A subscription will only be effective upon its acceptance by the Issuer. Subscriptions will only be accepted if the Issuer is satisfied that, and will be subject to a condition for the benefit of the Issuer that, the Offering can lawfully be made in the jurisdiction of residence of the Subscriber pursuant to an available Exemption and that all other Applicable Securities Laws have been and will be complied with in connection with the proposed distribution. The Issuer reserves the right to accept this subscription in whole or in part.

3.6	No offering memorandum or other disclosure document has been prepared or will be delivered to the Subscriber in connection with the Offering, and the Subscriber hereby expressly acknowledges and confirms that it has not received, and has no need for, an offering memorandum or other disclosure document in connection with the Offering.

Schedule A

4.	Closing Procedure

4.1	The Offering will be completed at one or more Closings at such time or times, on such date or dates, and at such place or places, as the Issuer may determine. At each Closing, the Issuer will deliver certificates representing the Shares and the Warrants to those Subscribers whose subscriptions have been accepted.

4.2	In the event that the purchase and sale of the Units contemplated by this subscription is not otherwise completed or only completed in part, the Issuer shall, as the case may be, immediately return this subscription and the total subscription price for the subscribed Units or return the part of the part of the subscription price representing the number of Units in respect of which this subscription was not completed, all without interest or deduction.

5.	Reporting and Consent

5.1	The Subscriber, on its own behalf and on behalf of any other person for whom it is contracting hereunder, expressly consents and agrees to:

(a)	the Issuer collecting personal information regarding the Subscriber for the purpose of completing the transactions contemplated by this subscription; and

(b)	the Issuer releasing personal information regarding the Subscriber and this Subscription, including the Subscriber’s name, residential address, telephone number, email address and registration and delivery instructions, the number of Securities purchased, the number of securities of the Issuer held by the Subscriber, the status of the Subscriber as an insider, as a Pro Group member or as otherwise represented herein, and, if applicable, information regarding the beneficial ownership or the principals of the Subscriber, to securities regulatory authorities in compliance with Applicable Securities Laws, to other authorities as required by law and to the registrar and transfer agent of the Issuer for the purpose of arranging for the preparation of the certificates representing the Securities in connection with the Offering.

The purpose of the collection of the information is to ensure the Issuer and its advisors will be able to issue Securities to the Subscriber in accordance with the instructions of the Subscriber and in compliance with applicable corporate, securities and other laws, as well as Exchange requirements, and to obtain the information required to be provided in documents required to be filed with securities regulatory authorities under Applicable Securities Laws and with other authorities (including the Exchange) as required, which may include their public disclosure of such information. The Subscriber, on its own behalf and on behalf of any other person for whom it is contracting hereunder, further expressly consents and agrees to the collection, use and disclosure of all such personal information by securities regulatory authorities and other authorities in accordance with their requirements (including for the purposes described in the Exchange’s Corporate Finance Manual Appendix 6A), including but not limited to the publishing or making available to the public of such information and the provision of such information to third party service providers for their collection, use and disclosure from time to time. The contact information for the officer of the Issuer who can answer questions about the collection of information by the Issuer is as follows:

Name & Title:	Gerald Bernstein, Chief Financial Officer
Issuer Name:	Siyata Mobile Inc.
Address:	1001 Lenoir St Suite A-414
Montreal, QC H4C 2Z6
Telephone No:	(514) 824-7357
Email Address:	gerry@siyatamobile.com

5.2	The Subscriber, on its own behalf and on behalf of any other person for whom it is contracting hereunder, expressly acknowledges and agrees that:

(a)	the Issuer may be required to provide applicable securities regulators, or otherwise under the Proceeds of Crime (Money Laundering) and Terrorist Financing Act of Canada, a list setting forth the identities of the purchasers of the Securities and any personal information provided by the Subscriber, and the Subscriber hereby represents and warrants that to the best of the Subscriber’s knowledge, none of the funds representing the subscription proceeds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; the Subscriber hereby further covenants that it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and shall provide the Issuer with appropriate information in connection herewith; and

Schedule A

(b)	it shall complete, sign and return such additional documentation as may be required from time to time under Applicable Securities Laws or any other applicable laws in connection with the Offering and this subscription.

5.3	Furthermore, the Subscriber is hereby notified and acknowledges that:

(a)	the Issuer may deliver to the Ontario Securities Commission certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address, telephone number and email address, the number of Securities purchased by the Subscriber and the total purchase price paid for such Securities, the prospectus exemption relied on by the Issuer and the date of distribution of the Securities,

(b)	such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(d)	the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone: (416) 593-8086

6.	Resale Restrictions and Legending of Securities

6.1	The Subscriber hereby acknowledges and agrees that the Offering is being made pursuant to Exemptions and, as a result, the Securities will be subject to a number of statutory restrictions on resale and trading. Until these restriction expire, the Subscriber will not be able to sell or trade the Securities unless the Subscriber complies with an exemption from the prospectus and registration requirements under Applicable Securities Laws. In general, unless permitted under Applicable Securities Laws, the Subscriber cannot trade the securities in Canada before the date that is four months and a day after the date of the Closing. In addition to any statutory hold period imposed by Applicable Securities Laws, the Securities will be subject to a hold period imposed by the Exchange of four months and a day after the date of the Closing. See also section 6.3 below.

6.2	The Subscriber acknowledges and agrees that:

(a)	the Securities have not been and will not be registered under the U.S. Securities Act, or any State securities laws, and may not be offered and sold, directly or indirectly, in the United States or by or to or for the account or benefit of a U.S. Person without registration under the U.S. Securities Act and any applicable State securities laws, unless an exemption from registration is available;

(b)	the Issuer has no present intention and is not obligated under any circumstances to register the Securities, or to take any other actions to facilitate or permit any proposed resale or transfer thereof in the United States or otherwise by or to or for the account or benefit of a U.S. Person, and in particular, the Subscriber and the Issuer further acknowledge and agree that the Issuer is hereby required to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration.

6.3	The foregoing discussion on hold periods and resale restrictions is a general summary only and is not intended to be comprehensive or exhaustive, or to apply in all circumstances. Subscribers are advised to consult with their own advisors concerning their particular circumstances and the particular nature of the restrictions on transfer, the extent of the applicable hold period and the possibilities of utilizing any further Exemptions or the obtaining of a discretionary order to transfer any Securities. Subscribers are further advised against attempting to resell or transfer any Securities until they have determined that any such resale or transfer is in compliance with the requirements of all Applicable Securities Laws, including but not limited to compliance with restrictions on certain pre-trade activities and the filing with the appropriate regulatory authority of reports required upon any resale of the Securities.

Schedule A

6.4	In the event that any of the Securities are subject to a hold period or any other restrictions on resale and transferability, the Issuer will place a legend on the certificates representing the Securities as are required under Applicable Securities Laws, by the Exchange or as it may otherwise deem necessary or advisable.

7.	Finder’s Fees

7.1	Subject to compliance with applicable laws and Exchange approval, the Issuer may pay a finder’s fee or commission to persons who assist in the introduction of investors to the Issuer, which without limiting the foregoing may include cash, common shares and/or convertible securities. No finder’s fee will be payable in respect of Units offered or sold in the United States to a finder who is not registered as a broker-dealer under the United States Securities Exchange Act of 1934, as amended, and applicable state securities laws, or unless such finder is exempt from such registration requirements.

8.	Miscellaneous

8.1	The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber, including any fees and disbursements of any special counsel retained by the Subscriber, relating to the purchase, resale or transfer of the Securities shall be borne by the Subscriber.

8.2	Each party to this subscription covenants that it will, from time to time both before and after the Closing, at the request and expense of the requesting party, promptly execute and deliver all such other notices, certificates, undertakings, escrow agreements and other instruments and documents, and shall do all such other acts and other things, as may be necessary or desirable for the purposes of carrying out the provisions of this subscription.

8.3	Except as expressly provided for in this subscription and in any agreements, instruments and other documents contemplated or provided for herein, this subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations, warranties, acknowledgments and agreements, whether expressed or implied, whether written or oral, and whether made by statute, common law, the parties hereto or anyone else. This subscription may only be amended by instrument in writing signed by the parties hereto.

8.4	The invalidity or unenforceability of any particular provision of this subscription or any part thereof shall not affect or limit the validity or enforceability of the remaining provisions of this subscription or part thereof.

8.5	This subscription, including without limitation the terms, conditions, representations, warranties, acknowledgments and agreements contained herein, shall survive and continue in full force and effect and be binding upon the Subscriber and the Issuer notwithstanding the completion of the purchase and sale of the Securities, the conversion or exercise thereof and any subsequent disposition thereof by the Subscriber.

8.6	This subscription is not transferable or assignable. This subscription shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.7	This subscription is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Subscriber, in his personal or corporate capacity, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

8.8	Time shall be of the essence hereof.

8.9	This subscription may be executed in as many counterparts as may be necessary and delivered by facsimile, and such counterparts and facsimiles shall be deemed to constitute one and the same original instrument. Without limiting the foregoing, the Issuer may rely on facsimile delivery of this subscription, and acceptance of such facsimile shall be effective to create a valid and binding agreement between the Subscriber and the Issuer.

Schedule A

SCHEDULE B

1.	Representations, Warranties, Acknowledgments and Agreements of the Subscriber

1.1	The Subscriber hereby represents, warrants, certifies, acknowledges and agrees for the benefit of the Issuer and its respective counsel that:

(a)	the Subscriber is resident in the jurisdiction set out on page 3 above, and if such address is not located in British Columbia, the Subscriber expressly certifies that it is not resident in British Columbia;

(b)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, and in particular no governmental agency or authority, stock exchange or other regulatory body or any other entity has made any finding or determination as to the merit for investment of, nor have any such agencies, authorities, exchanges, bodies or other entities made any recommendation or endorsement with respect to, the Securities;

(c)	there is no government or other insurance covering the Securities;

(d)	there are risks associated with the purchase of the Securities, being speculative investments which involve a substantial degree of risk;

(e)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

(f)	the Issuer has advised the Subscriber that it is relying on one or more exemptions from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Applicable Securities Laws, and as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided in applicable securities legislation, including statutory rights of rescission or damages, may not be available to it;

(g)	the Subscriber has been further advised that due to the fact that no prospectus has been or is required to be filed with respect to any of the Securities under Applicable Securities Laws (i) the Subscriber may not receive information that might otherwise be required to be provided to it under such legislation, (ii) the Issuer is relieved from certain obligations that would otherwise apply under applicable legislation, and (iii) the Subscriber is restricted from using certain of the civil remedies available under such legislation;

(h)	the Subscriber has had access to all information regarding the Issuer and the Securities that the Subscriber has considered necessary in connection with its investment decision, and, in particular, the Subscriber’s decision to execute this subscription and purchase Units has been based entirely upon its review of the Public Record, including the Issuer’s financial statements, and has not been based upon any written or oral representation or warranty as to fact or otherwise made by or on behalf of the Issuer;

(i)	no person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase the Securities, (ii) that any person will refund the purchase price for the Securities, (iii) as to the future price or value of the Securities, or (iv) that the Securities will be listed and posted for trading or any stock exchange or that application has been made to list the common shares of the Issuer on any stock exchange;

(j)	the Subscriber is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of assessing and evaluating the merits and risks of an investment in the Securities, and is and will be able to bear the economic loss of its entire investment in any of the Securities and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment;

(k)	the Subscriber has been advised to consult its own investment, legal and tax advisors with respect to the merits and risks of an investment in the Securities, Applicable Securities Laws and applicable resale restrictions, and in all cases the Subscriber has not relied upon the Issuer or its respective counsel or advisors for investment, legal or tax advice, always having, if desired, in all cases sought the advice of the Subscriber’s own personal investment advisor, legal counsel and tax advisors, and in particular, the Subscriber has been advised and understands that it is solely responsible, and neither the Issuer nor its respective counsel or advisors are in any way responsible, for the Subscriber’s compliance with Applicable Securities Laws and with applicable resale restrictions regarding the holding and disposition of the Securities;

(l)	to the knowledge of the Subscriber, the Offering was not advertised or solicited in any manner in contravention of Applicable Securities Laws, and has not been made through or as a result of any general solicitation or general advertising or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)	the Subscriber has no knowledge of a “material fact” or “material change”, as those terms are defined in the Applicable Securities Laws applicable in its jurisdiction of residence, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(n)	the Subscriber is not a “control person” as defined in the policies of the Exchange, will not become a “control person” by virtue of purchasing the Units as contemplated herein, and does not intend to act in concert with any other person to form a control group of the Issuer;

(o)	the Subscriber is not an investment club;

(p)	the Subscriber has the legal capacity and competence to enter into and execute this subscription and to take all actions required pursuant hereto, and if the Subscriber is not an individual, it is also duly formed and validly subsisting under the laws of its jurisdiction of formation and all necessary approvals by its directors, shareholders, partners and others have been obtained to authorize the entering into and execution of this subscription and the taking of all actions required hereto on behalf of the Subscriber;

(q)	the Subscriber has duly and validly entered into, executed and delivered this subscription and it constitutes a legal, valid and binding obligation of the Subscriber enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and as limited by laws relating to the availability of equitable remedies;

(r)	the entering into of this subscription and the transactions contemplated hereby does not and will not, conflict with, result in a violation or breach of, or constitute a default under, any of the terms and provisions of any law, regulation, order or ruling applicable to the Subscriber, or of any agreement, contract or indenture, written or oral, to which it is or may be a party or by which it is or may be bound, or, if the Subscriber is a corporation, its constating documents or any resolutions of its directors or shareholders;

(s)	with respect to compliance with the U.S. Securities Act:

(i)	none of the Securities have been registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold except pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

(ii)	the Subscriber is neither an underwriter of, or dealer in, the common shares of the Issuer, nor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(iii)	the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, has no intention to distribute, directly or indirectly, all or any of the Securities in the United States or to U.S. Persons or to persons in the United States, and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or person in the United States respecting (A) the transfer or assignment of any rights or interests in any of the Securities; (B) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription or the Securities; or (C) the voting of any securities offered hereby or underlying any securities offered hereby;

(iv)	the Subscriber does not intend to and will not engage in hedging transactions with regard to the Securities unless in compliance with the U.S. Securities Act;

(v)	any person who acquires Securities may at the Issuer’s discretion be required to provide the Issuer with written certification that it is not a U.S. Person or person in the United States and that the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or person in the United States; and

Schedule B

(vi)	the current structure of this transaction and all transactions and activities contemplated hereunder, and the Subscriber’s participation therein, is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(t)	unless the Subscriber has completed Form 2 – Certificate of U.S. Accredited Investor Status, attached hereto:

(i)	the Subscriber is not a U.S. Person or person in the United States and is not acquiring the Securities, directly or indirectly, for the account or the benefit of a U.S. Person or person in the United States;

(ii)	the Securities have not been offered to the Subscriber while the Subscriber was in the United States, and the individuals making the order to purchase the Securities and executing and delivering this subscription for the account or benefit of the Subscriber were not in the United States when the order was placed or when this subscription was executed and delivered; and

(iii)	the Subscriber is not purchasing the Units as the result of any “directed selling efforts”; and

(u)	if the Subscriber has completed Form 2 – Certificate of U.S. Accredited Investor Status, attached hereto:

(i)	the Subscriber, by completing Form 2 – Certificate of U.S. Accredited Investor Status, is representing and warranting to the Issuer that the Subscriber is an “accredited investor” as the term is defined in Regulation D, and that all information contained in the Subscriber’s completed Form 2 – Certificate of U.S. Accredited Investor Status is complete and accurate in all respects and may be relied upon by the Issuer;

(ii)	the Subscriber will not acquire the Securities as a result of, and will not itself engage in, any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(iii)	the Subscriber and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(iv)	the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber and/or its advisor(s);

(v)	the Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear legends in substantially the form set forth on Form 2 hereto;

(vi)	the Issuer will refuse to register any transfer of the Securities not made pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act; and

(vii)	the statutory and regulatory basis for the exemption claimed for the offer of the Securities would not be available if the Offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.

Schedule B

1.2	The Subscriber hereby represents, warrants, acknowledges and agrees for the benefit of the Issuer and its respective counsel that it is purchasing the Securities as principal (or is deemed under applicable securities laws to be doing so), not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities, and:

(a)	in respect of all Subscribers resident in or otherwise subject to the securities laws of a Province of Canada, it is:

(i)	a person described in section 2.3 of NI45-106 by virtue of being an “accredited investor” as defined in NI45-106, and provided that it is not a person that is or has been created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in NI45-106, and the Subscriber has certified same by marking the applicable boxes and signing and returning Form 1 herein; or

(ii)	a person described in section 2.5 of NI45-106 by virtue of being (A) a director, executive officer or control person of the Issuer or of an affiliate of the Issuer; (B) a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Issuer or an affiliate of the Issuer; (C) a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer; (D) a close personal friend or close business associate of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer; (E) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer; (F) a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer; (G) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs 1.2(a)(ii)(A) to 1.2(a)(ii)(F); or (H) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in paragraphs 1.2(a)(ii)(A) to 1.2(a)(ii)(F); and

(b)	in respect of all U.S. Purchasers, it is an “accredited investor” as defined in Regulation D and the Subscriber has certified same by marking the applicable boxes and signing and returning Form 2 herein; and

(c)	in respect of all Subscribers resident outside of Canada or the United States:

(i)	it is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulatory authorities (the “International Authorities”) having application to the Offering and the Issuer in the jurisdiction (the “International Jurisdiction”) in which the Subscriber is resident;

(ii)	it is purchasing Securities pursuant to an applicable exemption from any prospectus, registration or similar requirements under the applicable securities laws of the International Jurisdiction, or the Subscriber is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on such exemptions;

(iii)	the applicable securities laws of the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever with or from any of the International Authorities in connection with the Offering or the Securities, including any resale thereof;

(iv)	the Offering and the completion of the offer and sale of the Securities to the Subscriber as contemplated herein complies in all respects with the applicable securities laws of the International Jurisdiction, and does not trigger:

(A)	any obligation to prepare and file a prospectus or similar or other offering document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

(v)	it will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably.

Schedule B

2.	Reliance, Notification, Indemnity and Survival

2.1	The Subscriber acknowledges and agrees that the Issuer and its respective counsel will and can rely on the representations, warranties, certifications, acknowledgments and agreements of the Subscriber contained in this subscription and otherwise provided by the Subscriber to and with the Issuer to determine the availability of Exemptions should this subscription be accepted, and otherwise in completing the offering, issue and sale of the Securities to the Subscriber in accordance with applicable laws.

2.2	The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information pertaining to the Subscriber herein or otherwise provided in connection with this subscription which takes place prior to Closing.

2.3	The Subscriber hereby agrees to indemnify and hold harmless the Issuer against all actions, claims, damages, costs, expenses, losses and liabilities which it may suffer or incur as a result of this subscription.

2.4	The representations, warranties, acknowledgements and agreements made by the Subscriber in this subscription and otherwise provided by the Subscriber and the Issuer shall be true and correct as of the date of execution of this subscription and as of Closing as if repeated thereat, and shall survive the Closing.

Schedule B

FORM 1

CERTIFICATE FOR EXEMPTION

In addition to the representations, warranties acknowledgments and agreements contained in the subscription to which this Form 1 – Certificate for Exemption is attached, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber is purchasing the securities set out in the subscription as principal, it is resident in the jurisdiction set out on the Acceptance Page of the subscription and: [check all appropriate boxes]

Category 1: Accredited Investor

The Subscriber is [check appropriate box and complete related blanks]:

☐	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank;

☐	(b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer;

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	except in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn$1,000,000;

If qualifying under this paragraph, the Subscriber must also complete and sign Schedule 1 attached hereto entitled “Form 45-106F9: Form for Individual Accredited Investors”.

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities exceeds $5,000,000;

☐	(k)

an individual whose net income before taxes exceeded Cdn$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded Cdn$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

If qualifying under this paragraph, the Subscriber must also complete and sign Schedule 1 attached hereto entitled “Form 45-106F9: Form for Individual Accredited Investors”.

☐	(l)

an individual who, either alone or with a spouse, has net assets of at least Cdn$5,000,000;

If qualifying under this paragraph, the Subscriber must also complete and sign Schedule 1 attached hereto entitled “Form 45-106F9: Form for Individual Accredited Investors”.

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least Cdn$5,000,000 as shown on its most recently prepared financial statements;

☐	(n)

an investment fund that distributes or has distributed its securities only to:

(i)a person that is or was an accredited investor at the time of the distribution;

(ii)a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of NI45-106, or

(iii)a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a person in respect of which all of the owner of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor; or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

AND

If the Subscriber is a resident of, or otherwise subject to the securities laws of, Ontario, the Subscriber is [check appropriate box]:

☐	(aa)	a bank listed in Schedule I, II or III to the Bank Act (Canada);

☐	(bb)	an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

☐	(cc)	a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(dd)	the Business Development Bank of Canada;

☐	(ee)	a subsidiary of any person or company referred to in clause (aa), (bb), (cc) or (dd), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(ff)	a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations;

☐	(gg)	the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada;

☐	(hh)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’Île de Montréal or an intermunicipal management board in Quebec;

☐	(ii)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(jj)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada;

☐	(kk)	a person or company that is recognized or designated by the Ontario Securities Commission as an accredited investor; or

☐	(ll)	such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

Additional Instruction: If the Subscriber is an individual and qualifies under Category 1 as an “Accredited Investor” pursuant to paragraphs (j), (k) or (l) above, it must also complete and sign Schedule 1 attached hereto entitled “Form 45-106F9: Form for Individual Accredited Investors”.

Definitions:

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“EVCC” means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual; or

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means in issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

“VCC” means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429, whose business objective is making multiple investments.

Category 2: Family, Friends and Business Associates

The Subscriber is [check appropriate box and complete related blanks]:

☐	(a)	a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

☐	(b)	a spouse, parent, grandparent, brother, sister, grandchild or child of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

☐	(c)	a parent, grandparent, brother, sister, grandchild or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

☐	(d)	a close personal friend* of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

☐	(e)	a close business associate** of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

☐	(f)	a founder of the Issuer or a spouse, parent, grandparent, brother, sister, grandchild, child, close personal friend or close business associate of a founder of the Issuer;

☐	(g)	a parent, grandparent, brother, sister, grandchild or child of a spouse of a founder of the Issuer,

☐	(h)	a person of which a majority of the voting securities are beneficially owned by persons described in paragraphs (a) to (g);

☐	(i)	a person of which a majority of the directors are persons described in paragraphs (a) to (g);

☐	(j)	a trust or estate of which all of the beneficiaries are persons described in paragraphs (a) to (g); or

☐	(k)	a trust or estate of which a majority of the trustees or executors are persons described in paragraphs (a) to (g),

of which the relevant director, executive officer, control person or founder of the Issuer or affiliate thereof referred to in paragraphs (b) to (k) above is:

State name:

State the length of your relationship with this person:

Additional Instruction: If the Subscriber qualifies under Category 2 and is a resident of Ontario, it must also complete and sign Schedule 2 attached hereto entitled “Form 45-106F12: Risk Acknowledgment Form for Family, Friend and Business Associate Investors”. If the Subscriber qualifies under Category 2 and is a resident of Saskatchewan, it must also complete and sign Schedule 3 attached hereto entitled “Risk Acknowledgement – Saskatchewan Close Personal Friends and Business Associates”.

Notes:

*	“close personal friend” means an individual who has known the named director, executive officer, control person or founder well enough and for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of that person. The term “close personal friend” can include a family member who is not already specifically identified in paragraphs (b), (c), (f) or (g) if the family member otherwise meets the criteria described above. An individual’s relationship with the named director, executive officer, control person or founder must be direct. An individual is not a “close personal friend” solely because that individual is a relative, a member of the same club, organization, association or religious group, a co-worker, colleague or associate at the same workplace, a client, customer, former client or former customer, a mere acquaintance, or connected through some form of social media, such as Facebook, Twitter or LinkedIn.

**	“close business associate” means an individual who has had sufficient prior business dealings with the named director, executive officer, control person or founder to be in a position to assess the capabilities and trustworthiness of that person. An individual’s relationship with the named director, executive officer, control person or founder must be direct. An individual is not a “close business associate” solely because that individual is a member of the same club, organization, association or religious group, a co-worker, colleague or associate at the same workplace, a client, customer, former client or former customer, a mere acquaintance, or connected through some form of social media, such as Facebook, Twitter or LinkedIn.

Category 3: $150,000 Purchaser

☐	The Subscriber is:

(a)	not an individual and has an acquisition cost for the Units of not less than $150,000 paid in cash at the time of the distribution;

(b)	purchasing the Units as principal; and

(c)	not a person that is or has been created or used solely to purchase or hold securities in reliance on the exemption provided by section 2.10 of NI 45-106.

Category 4: Employees, Officers, Directors and Consultants

The Subscriber is [check appropriate box]:

☐	(a)	a current or former employee of the Issuer or of a “related entity” of the Issuer;

☐	(b)	an executive officer of the Issuer or of a “related entity” of the Issuer;

☐	(c)	a director of the Issuer or of a “related entity” of the Issuer;

☐	(d)	a consultant of the Issuer or of a “related entity” of the Issuer; or

☐	(e)	a “permitted assign” of a person described in paragraphs (a) to (d),

and its participation in the Offering is voluntary.

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber shall give the Issuer immediate written notice thereof.

The Subscriber acknowledges and agrees that the Issuer will and can rely on this Certificate in connection with the Subscriber’s subscription.

IN WITNESS, the undersigned has executed this Certificate as of the                            day of                                , 2020.

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber	Print Name of Subscriber

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Jurisdiction of Residence of Subscriber

Jurisdiction of Residence of Subscriber

Form 1

SCHEDULE 1

Form 45-106F9

Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units	Issuer: Siyata Mobile Inc. (the “Issuer”)
Purchased from: the Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $ ________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
If you are relying on a prospectus exemption contained in any of sections (j), (k), or (l) of Category 1 “Accredited Investor” in Form 1, you must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Siyata Mobile Inc.
1001 Lenoir St., Suite A-414
Montreal, Quebec, H4C 2Z6

Attention: Gerald Bernstein, Chief Financial Officer

Telephone: (514) 824-7357

Email: gerry@siyatamobile.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

Form 1

SCHEDULE 2

ONTARIO RESIDENTS ONLY

Form 45-106F12

Risk Acknowledgement Form for Family, Friend and Business Associate Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Units	Issuer: Siyata Mobile Inc. (the “issuer”)
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $ ________. [Instruction: Insert the total dollar amount of the investment.] investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.
3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:	Your initials

A) You are:

1) [check all applicable boxes]

☐ a director of the issuer or an affiliate of the issuer

☐ an executive officer of the issuer or an affiliate of the issuer

☐ a control person of the issuer or an affiliate of the issuer

☐ a founder of the issuer

OR

2) [check all applicable boxes]

☐   a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

☐   a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

B) You are a family member of ____________________________________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: _______________________________.

You are the ____________________________ of that person or that person’s spouse. [Instruction: To qualify for this investment, you must be (a) the spouse of the person listed above or (b) the parent, grandparent, brother, sister, child or grandchild of that person or that person’s spouse.]

C) You are a close personal friend of _______________________________ [Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: _______________________________.

You have known that person for _____ years.

D) You are a close business associate of ______________________________ [Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ____________________________.

You have known that person for _____ years.

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in section 5 of this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person of the issuer or an affiliate of the issuer

[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]

By signing this form, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]

☐ family relationship as set out in section 3B of this form

☐ close personal friendship as set out in section 3C of this form

☐ close business associate relationship as set out in section 3D of this form

First and last name of contact person (please print):
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:

SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

Siyata Mobile Inc.
1001 Lenoir St., Suite A-414
Montreal, Quebec, H4C 2Z6

Attention: Gerald Bernstein, Chief Financial Officer

Telephone: (514) 824-7357

Email: gerry@siyatamobile.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Signature of executive officer of the issuer (other than the purchaser):	Date:

Form instructions:

1	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser, an executive officer who is not the purchaser and, if applicable, the person who claims the close personal relationship to the purchaser must sign this form. Each of the purchaser, contact person at the issuer and the issuer must receive a copy of this form signed by the purchaser. The issuer is required to keep a copy of this form for 8 years after the distribution.

4.	The detailed relationships required to purchase securities under this exemption are set out in section 2.5 of National Instrument 45-106 Prospectus and Registration Exemptions. For guidance on the meaning of “close personal friend” and “close business associate”, please refer to sections 2.7 and 2.8, respectively, of Companion Policy 45-106CP Prospectus and Registration Exemptions.

Form 1

SCHEDULE 3

SASKATCHEWAN RESIDENTS ONLY

FORM 45-106F5

Risk Acknowledgement - Saskatchewan Close Personal Friends and Close Business Associates

I acknowledge that this is a risky investment:

●	I am investing entirely at my own risk.
●	No securities regulatory authority has evaluated or endorsed the merits of these securities.
●	The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.
●	I will not be able to sell these securities for 4 months.
●	I could lose all the money I invest.
●	I do not have a 2-day right to cancel my purchase of these securities or the statutory rights of action for misrepresentation I would have if I were purchasing the securities under a prospectus.

I am investing $                                        [total consideration] in total; this includes any amount I am obliged to pay in future.

I am a close personal friend or close business associate of                                                                                         [state name], who is a                                                                                 [state title - founder, director, executive officer or control person] of                                                                            [state name of issuer or its affiliate – if an affiliate state “an affiliate of the issuer” and give the issuer’s name].

I acknowledge that I am purchasing based on my close relationship with                                                 [state name of founder, director, executive officer or control person] whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date	Signature of Purchaser

Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

●	the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and
●	the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

You may not receive any written information about the issuer or its business

If you have any questions about the issuer or its business, ask for written clarification before you purchase the securities. You should consult your own professional advisers before investing in the securities.

You will not receive advice.

Unless you consult your own professional advisors, you will not get professional advice about whether the investment is suitable for you.

For more information on the exempt market, refer to the Saskatchewan Financial Services Commission’s website at http://www.sfsc.gov.sk.ca.

INSTRUCTION: THE PURCHASER MUST SIGN 2 COPIES OF THIS FORM. THE PURCHASER AND THE ISSUER MUST EACH RECEIVE A SIGNED COPY.

FORM 2

CERTIFICATE OF U.S. ACCREDITED INVESTOR STATUS

In addition to the representations, warranties, acknowledgments and agreements contained in the subscription agreement (the “subscription”) to which this Form 2 – Certificate of U.S. Accredited Investor Status is attached, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber is purchasing the securities set out in the subscription as principal, that the Subscriber is a resident of the jurisdiction of its disclosed address set out in the Subscriber’s information on page 3 of the subscription, and:

1.	The Subscriber hereby represents, warrants, acknowledges and agrees to and with the Issuer that the Subscriber:

(d)	is a U.S. Person;

(e)	has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the subscription and it is able to bear the economic risk of loss arising from such transactions;

(f)	is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable State securities laws or if an exemption from such registration requirements is available or registration is otherwise not required under this U.S. Securities Act;

(g)	is not acquiring the Securities as a result of any form of general solicitation or general advertising, as such terms are defined for purposes of Regulation D under the U.S. Securities Act, including without limitation any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over radio or television or other form of telecommunications, or published or broadcast by means of the Internet or any other form of electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(h)	understands the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements;

(i)	satisfies one or more of the categories indicated below (check appropriate box):

☐	Category 1:	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US $5,000,000;

☐	Category 2:	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000 excluding the value of the primary residence of that person;

Note:	For purposes of calculating “net worth” under this paragraph:

(i)	The person’s primary residence shall not be included as an asset;

(ii)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

☐	Category 3:	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Category 4:	A bank as defined under Section (3)(a)(2) of the U.S. Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if the plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) if investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Category 5:	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940;

☐	Category 6:	A director or executive officer of the Issuer;

☐	Category 7	A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

☐	Category 8	An entity in which all of the equity owners are accredited investors; and

(j)	if an individual, is a resident of the state or other jurisdiction of its disclosed address set out in the Subscriber’s information on page 3 of its subscription; or if not an individual, has received and accepted the offer to acquire the Securities at the office of the Subscriber at the disclosed address set out in the Subscriber’s information on page 3, of its subscription.

2.	The Subscriber acknowledges and agrees that:

(a)	the Subscriber has not acquired the Securities as a result of, and will not itself engage in any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(b)	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

(i)	the sale is to the Issuer;

(ii)	the sale is made pursuant to the requirements of Rule 904 promulgated under the U.S. Securities Act;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)	the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer;

Form 2	Certificate for
- 2 -	U.S. Status

(c)	upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER OF SUCH SECURITIES AND ITS SUCCESSORS (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

and provided that if any of the Securities are being sold by the Subscriber in an off-shore transaction and in compliance with the requirements of Rule 904 of Regulation S, at a time when the Issuer is a “foreign issuer” as defined in Rule 902 of Regulation S, the legend set forth above may be removed by providing a declaration to the Issuer and its transfer agent in the form attached as Schedule 1 to Form 2 hereof or such other evidence as the Issuer or its transfer agent may from time to time prescribe (which may include an opinion of counsel satisfactory to the Issuer and its transfer agent), to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S;

and provided further, that if any of the Securities are being sold pursuant to Rule 144 of the U.S. Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Issuer’s transfer agent of an opinion satisfactory to the Issuer and its transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and state securities laws;

(d)	the Issuer may make a notation on its records or instruct the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein and the subscription;

(e)	the Subscriber understands and acknowledges that the Issuer (i) is not obligated to remain a “foreign issuer” within the meaning of Rule 902 of Regulation S, (ii) may not, at the time the Securities are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Issuer not to be a foreign issuer;

(f)	the Subscriber understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(g)	the Subscriber understands that the Securities are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the Securities Exchange Commission (the “SEC”) provide in substance that the Subscriber may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and, other than as set out herein, the Subscriber understands that the Issuer has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder). Accordingly, the Subscriber understands that absent registration, under the rules of the SEC, the Subscriber may be required to hold the Securities indefinitely or to transfer the Securities in the United States or to U.S. Persons in “private placements” which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

Form 2	Certificate for
- 3 -	U.S. Status

(h)	the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities, and the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of such Securities, and in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code (the “Code”), provided, however, the Issuer agrees that it shall provide to the Subscriber, upon written request, all of the information that would be required for United States income tax reporting purposes by a United States security holder making an election to treat the Issuer as a “qualified electing fund” for the purposes of the Code, should the Issuer or the Subscriber determine that the Issuer is a PFIC in any calendar year following the Subscriber’s purchase of the Securities; and

(i)	the funds representing the subscription price which will be advanced by the Subscriber to the Issuer hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to the subscription and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and that no portion of the subscription price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber shall give the Issuer immediate written notice thereof.

Capitalized terms not specifically defined in this Certificate have the meaning ascribed to them in the subscription to which this Certificate is attached.

The Subscriber acknowledges and agrees that the Issuer will and can rely on this Certificate in connection with the Subscriber’s subscription.

IN WITNESS, the undersigned has executed this Certificate as of the                   day of                                        , 2020.

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber	Print Name of Subscriber

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Jurisdiction of Residence of Subscriber

Jurisdiction of Residence of Subscriber

Form 2	Certificate for
- 4 -	U.S. Status

Form 2

SCHEDULE 2

DECLARATION FOR REMOVAL OF LEGEND

To:	Computershare Investor Services Inc. (the “Transfer Agent”), as registrar and transfer agent for the Common Shares of Siyata Mobile Inc. (the “Issuer”).

The undersigned:

(A)	acknowledges that the sale of common shares of the Issuer, represented by its Certificate No. and to which this declaration relates, has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and

(B)	certifies that:

(1)	the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Issuer or a “distributor” or an affiliate of a “distributor”;

(2)	the offer of such securities was not made to a “U.S. Person” or to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)	neither the seller nor any affiliate of the seller nor any person acting on any of their behalf engaged or will engage in any “directed selling efforts” in connection with the offer and sale of such securities;

(4)	the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(5)	the seller does not have a short position in the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act and does not intend to replace such securities with fungible unrestricted securities; and

(6)	the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.

Unless otherwise specified, terms used herein have the meanings given to them by Regulation S.

By:	X
Signature

Name (please print)

Date

Affirmation By Seller’s Broker-Dealer

We have read the foregoing representations of our customer,                                                                       (the “Seller”) dated                                     , with regard to our sale, for such Seller’s account, of the                                      common shares, represented by certificate number                                       (the “Shares”), of the Issuer described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction has or had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of a “designated offshore securities market” and (C) neither we, nor any person acting on our behalf, engaged in any “directed selling efforts” in connection with the offer and sale of such securities. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S.

Name of Firm

By:	X
Authorized Officer

Name and Position (please print)

Date

FORM 3

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name:

(b)	Complete Address:

(c)	Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)?

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)	It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name*	City	Province or State	Country

*	If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person

5.	Acknowledgement – Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

(b)	The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(c)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at

on                                                                                .

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT